Exhibit (j)

CUSTODY AGREEMENT

Dated November 18, 2020

Between

UMB BANK, N.A.

and

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC

CUSTODY AGREEMENT

This agreement made as of the date first set forth above between UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri (hereinafter "Custodian") and NB Crossroads Private Markets Access Fund LLC, a Delaware limited liability company (the "Fund").

WITNESSETH:

WHEREAS, the Fund is registered as a closed‑end management investment company under the Investment Company Act of 1940, as amended (“the 1940 Act”); and

WHEREAS, the Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by such Fund, which Assets are to be held in such accounts as such Fund may establish from time to time; and

WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.  APPOINTMENT OF CUSTODIAN.

The Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to the Fund which have been or may be from time to time delivered to and accepted by the Custodian.  Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.  For purposes of this Agreement, the term “Assets” shall include Securities, Underlying Shares, monies, and other property held by the Custodian for the benefit of the Fund.  “Security” or “Securities” shall mean stocks, bonds, rights, warrants, certificates, instruments, obligations and all other negotiable or non-negotiable paper commonly known as Securities, including, but not limited to, those included within the definition of "security" in Section 2(a)(36) of the 1940 Act, which have been or may from time to time be delivered to and accepted by the Custodian.  The term “Securities”, as used in this Agreement, shall not include Underlying Shares.  “Underlying Share” or “Underlying Shares” shall mean uncertificated shares of, or other interests in, other investment funds, accounts or vehicles, including, but not limited to, private investment vehicles and investment companies registered under the 1940 Act.

Each party hereto represents and warrants that: (a) it is duly organized, validly existing and in good standing in its jurisdiction of organization; (b) it has the requisite corporate power and authority to enter into and to carry out the transactions contemplated by this Agreement; (c) it will comply with all applicable laws in connection with its performance of this Agreement; and (d) the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement.

2.  INSTRUCTIONS.

(a)  An “Instruction,” as used herein, shall mean a request, direction, instruction or certification initiated by a Fund and conforming to the terms of this paragraph.  An Instruction may be transmitted to the Custodian by any of the following means:

    (i)     a writing manually signed on behalf of the Fund by an Authorized Person (as hereinafter defined);

     (ii)    a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person;

     (iii) a facsimile transmission that the Custodian reasonably believes has been signed or otherwise originated by an Authorized Person;

     (iv) a communication effected through the internet or web-based functionality (including without limitation, emails, data files and other communications) on behalf of the Fund that the Custodian reasonably believes has been signed or otherwise originated by an Authorized Person (“Electronic Communication”); or

     (v)   other means reasonably acceptable to both parties.

Instructions in the form of oral communications shall be confirmed by the Fund by either a writing (as set forth in (i) above), a facsimile (as set forth in (iii) above), or an Electronic Communication (as set forth in (iv) above), but the lack of such confirmation shall in no way affect any action taken by the Custodian in reasonable reliance upon such oral Instructions prior to the Custodian’s receipt of such confirmation.  The Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.  The parties acknowledge and agree that, with respect to Instructions transmitted by facsimile, the Custodian cannot verify that the signature of an Authorized Person has been properly affixed and, with respect to Instructions transmitted by an Electronic Communication, the Custodian cannot verify that the Electronic Communication has been initiated by an Authorized Person; accordingly, the Custodian shall have no liability as a result of actions taken in reasonable reliance on unauthorized facsimile or Electronic Communication Instructions.  The Custodian recommends that any Instructions transmitted by the Fund via email be done so through a secure system or process.

(b)  “Special Instructions,” as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any other officer or Authorized Person of the Fund , which countersignature or confirmation shall be on the same instrument containing the Instructions or on a separate instrument relating thereto.

(c)  Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or email address agreed upon from time to time by the Custodian and the Fund.

(d)  Where appropriate, Instructions and Special Instructions shall be continuing Instructions.

(e)  An Authorized Person shall be responsible for assuring the accuracy and completeness of Instructions. If the Custodian reasonably determines that an Instruction is unclear or incomplete, the Custodian may notify the Fund of such determination, in which case the Fund shall be responsible for delivering to the Custodian an amended Instruction.  The Custodian shall have no obligation to take any action until the Fund re-delivers to the Custodian an Instruction that is clear and complete.

 (f)  The Fund shall be responsible for delivering to the Custodian Instructions or Special Instructions in a timely manner, after considering such factors as the involvement of subcustodians, brokers or agents in a transaction, time zone differences, reasonable industry standards, etc.  The Custodian shall have no liability if the Fund delivers Instructions or Special Instructions to the Custodian after any deadline reasonably established by the Custodian and previously communicated to the Fund.

 (g)  By providing Instructions to acquire or hold Foreign Assets (as defined under Rule 17f-5(a)(2) under the 1940 Act), the Fund shall be deemed to have confirmed to the Custodian that the Fund has (i) considered and accepted responsibility for all Sovereign Risks and Country Risks (as hereinafter defined) associated with investing in a particular country or jurisdiction, and (ii) made all determinations and provided to shareholders and other investors all disclosures required of registered investment companies by the 1940 Act.

 (h)  The Fund  acknowledges that where Instructions or Special Instructions require the Custodian to prepare and submit forms, letters or other writings to third parties on behalf of the Fund, including but not limited to subscription agreements (or any document, however titled, that performs the same function as a subscription agreement, which shall be defined herein as a “Subscription Agreement”), tender offer or redemption requests, stock transfers and exchanges of cash for Underlying Shares (“Writings”), the Custodian will prepare but not submit such Writings unless and until all required information necessary to complete a Writing has been submitted by an Authorized Person.   The Fund agrees to make available Authorized Persons during normal business hours to work with the Custodian and its affiliates to complete such Writings.  The Fund acknowledges that the Custodian shall not be liable for its obligations with respect to Writings if such failure results from any delay, error, unavailability or inaccuracy in an Instruction or Special Instruction provided by the Fund or an Authorized Person.

Without limiting the foregoing, the parties agree that: (a) with respect to each subscription for Underlying Shares, a document substantially in the form of Exhibit 1 (as the Custodian may amend from time to time) shall be attached to each Subscription Agreement by the Custodian; and (b) the accuracy and completeness of all information provided in a Subscription Agreement, investor questionnaire or other similar document for an Underlying Share is the sole responsibility of the Fund, and not the Custodian or its affiliates, regardless of whether the Custodian or its affiliates assist in the completion of the Subscription Agreement, investor questionnaire or similar document.  In the event that the investment fund rejects a Subscription Agreement and the document in the form of Exhibit 1, the Fund will be solely responsible for completing a new Subscription Agreement for the Underlying Share.

By providing an Instruction or Special Instruction to complete a Subscription Agreement or other such Writing, the Fund certifies that it has read and approved the relevant offering documents and the Subscription Agreement or other Writing required to be submitted to invest in the foregoing investment.

3.  DELIVERY OF CORPORATE DOCUMENTS.

The Fund agrees to provide the Custodian, upon reasonable request, documentation regarding the Fund necessary for the Custodian’s performance of the services provided hereunder, including, by way of example: the Fund's organizational documents, resolutions, registration statements, W-9s and other tax-related documentation, compliance policies and procedures and other compliance documents, etc.

 In addition, the Fund has delivered or will promptly deliver to the Custodian, copies of the resolution(s) of its Board of Managers and all amendments or supplements thereto, properly certified or authenticated, designating certain officers of the Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of the Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person").  Such resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar resolution or certificate to the contrary; provided, however, that the Custodian may rely upon any written designation furnished by the Treasurer or other officer of the Fund designating persons authorized to countersign or confirm Special Instructions (as provided in Section 2(b)).  Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such person shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions.  Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from the Fund will be deemed to authorize or permit any Manager, officer, employee, or agent of the Fund to withdraw any of the Assets of the Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such Manager, officer, employee or agent.

4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

Except for Assets held by any Foreign Subcustodian, Special Subcustodian or Eligible Securities Depository (each as hereinafter defined) appointed pursuant to Sections 5(b), (c), or (f) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4.  For purposes of this Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

(a)  Safekeeping.

The Custodian will keep safely the Assets of the Fund which are delivered to and accepted by it from time to time.  The Custodian shall promptly notify the Fund if it is unwilling or unable to accept custody of any asset of the Fund.  The Custodian shall not be responsible for any property of the Fund held by the Fund and not delivered to the Custodian or for any pre-existing faults or defects in Assets that are delivered to the Custodian.

(b)  Manner of Holding Securities.

   (1)  The Custodian shall at all times hold Securities of the Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities (such as, in the case of Underlying Shares, documents evidencing the Fund’s interest in such Underlying Shares), in registered or bearer form; in the vault of the Custodian, Domestic Subcustodian, a Special Custodian, depository or agent of the Custodian;  or in an account maintained by the Custodian or agent at a Securities System (as hereinafter defined); or (ii) in book‑entry form by a Securities System in accordance with the provisions of sub‑paragraph (3) below.

   (2)  The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form or Underlying Shares, by registering the same in the name of the Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible.  Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of representative capacity.  However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee.  All such Securities shall be held in a segregated account of the Custodian containing only assets of the Fund or only assets held by the Custodian for the benefit of customers, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

   (3)  The Custodian may deposit and/or maintain domestic Securities owned by the Fund in, and the Fund hereby approves use of:  (a) The Depository Trust & Clearing Corporation; (b)  any other clearing agency registered with the Securities and Exchange Commission (“SEC”) under section 17A of the Securities Exchange Act of 1934, which acts as a securities depository; and (c) a Federal Reserve Bank or other entity authorized to operate the federal book-entry system described in the regulations of the Department of the Treasury or book-entry systems operated pursuant to comparable regulations of other federal agencies.  Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by the Fund in any other domestic clearing agency that may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies and that acts as a Securities depository.  Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A.  Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, including without limitation Rule 17f-4 under the 1940 Act, if any, and subject to the following provisions:

  (i)  The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

  (ii)  Securities held in a Securities System shall be subject to any agreements or rules effective between the Securities System and the Custodian or a Subcustodian, as the case may be.

  (iii)  Any Securities deposited or maintained in a Securities System shall be held in an account ("Account") of the Custodian or a Subcustodian in the Securities System that includes only assets held by the Custodian or a Subcustodian as a custodian or otherwise for customers.

  (iv) The books and records of the Custodian shall at all times identify those Securities belonging to the Fund which are maintained in a Securities System.

  (v)  The Custodian shall pay for Securities purchased for the account of the Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund.  The Custodian shall transfer Securities sold for the account of the Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.  Copies of all advices from the Securities System relating to transfers of Securities for the account of the Fund shall be maintained for such Fund by the Custodian.  Such copies may be maintained by the Custodian in electronic form.  The Custodian shall make available to the Fund or its agent on the next business day, by Electronic Communication, facsimile, or other means reasonably acceptable to both parties, daily transaction activity that shall include each day’s transactions for the account of such Fund.

(vi) The Custodian shall provide the Fund with reports required to be furnished to the Fund pursuant to Rule 17f-4 under the 1940 Act and such other reports as from time to time may be agreed upon by the Custodian and the Fund. Without limiting the foregoing, the Custodian shall provide to each Fund: (a) sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements; and (b) periodic reports in such form reasonably agreed to by the parties with respect to the services hereunder and the Custodian's compliance with its operating policies and procedures.

 (vii) The Custodian shall, if requested by the Fund pursuant to Instructions, provide such Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

(c)  Underlying Shares.

   (1)  The provisions of this Section 4(c) shall govern the custody of the Underlying Shares and, to the extent there is a conflict between such provisions and the provisions of any other section of this Agreement with respect to Underlying Shares, the terms of this Section 4(c) shall control.

   (2)  The Underlying Shares beneficially owned by the Fund shall be deposited and/or held in an account or accounts maintained by a transfer agent, registrar, recordkeeper, general partner, corporate secretary or other relevant third party (each a “Transfer Agent”) pursuant to Instructions to the Custodian.  The Fund and the Custodian agree that the Custodian’s only responsibilities in connection with Underlying Shares shall be limited to the following:

   (i)  Upon receipt of a confirmation or statement from a Transfer Agent that such Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of the Fund, the Custodian shall (A) mark such holdings on its books and records and (B) identify by book-entry that the relevant Underlying Shares are being held by the Custodian as custodian for the benefit of the Fund;

   (ii)  In accordance with Instructions, the Custodian shall (A) pay out monies from Fund Assets for the purchase of Underlying Shares for the account of the Fund and (B) record such purchase on the books and records of the Custodian; and

   (iii)   In accordance with Instructions, the Custodian shall (A) transfer Underlying Shares redeemed for the account of the Fund in accordance with such Instructions and (B) record such transfer on the books and records of the Custodian and, upon receipt of related proceeds, record the related payment for the account of the Fund on said books and records.

(d) Free Delivery of Assets.

Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with the Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

(e)  Exchange of Securities.

Upon receipt of Instructions, the Custodian will exchange Securities held by it for the Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, conversion, or similar event, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

Unless otherwise directed by Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

(f)   Purchases of Assets.

   (1)   Securities Purchases.  In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for the Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the Securities so purchased.  Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon delivery of such Securities to the Custodian, a clearing corporation of a national securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof.  Notwithstanding the foregoing, (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book‑entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book‑entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of options, Interest Bearing Deposits,  currency deposits and other deposits, and foreign exchange transactions, pursuant to Sections 4(h), 4(l), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) the Custodian may make payment for Securities or other Assets prior to delivery thereof in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security or other Asset, including, but not limited to, Securities and other Assets as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted trade practices or the terms of the instrument representing the Security expected to take place in different locations or through separate parties.

   (2)   Other Assets Purchased.  Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of the Fund as provided in Instructions.

(g)    Sales of Assets.

   (1)   Securities Sold.  In accordance with Instructions, the Custodian shall, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale.  Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof.  Notwithstanding the foregoing, the Custodian may deliver Securities and other Assets prior to receipt of payment for such Securities in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security or other Asset.  For example, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

   (2)  Other Assets Sold.  Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of the Fund as provided in Instructions.

(h)  Options.

   (1)   Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain Instructions or other documents, to the extent they are provided to the Custodian, evidencing the purchase or writing of the option by the Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book‑entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

   (2)   Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Fund and the broker‑dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s).  Pursuant to that agreement and such Fund's Instructions, the Custodian shall:  (a) receive and retain Instructions or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book‑entry in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.  The Fund and the broker‑dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

(i)   Segregated Accounts.

Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(h) and 4(n); and (ii) for the purpose of compliance by such Fund with Section 18 of the 1940 Act and any rules adopted thereunder, as well as, any applicable guidance   or releases from the Commission or its staff relating to the maintenance of segregated accounts by registered investment companies, pending compliance with Rule 18f-4 under the 1940 Act, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions.  The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

(j)  Depositary Receipts.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depository used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depository has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

(k)  Corporate Actions, Put Bonds, Called Bonds, Etc.

Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

Unless otherwise directed to the contrary in Instructions, the Custodian shall comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian receives notice through data services or publications to which it normally subscribes, and shall promptly notify the Fund of such action.

The Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by the Custodian or any optional offer or on the last permissible date for the performance of such act, the Fund shall hold the Custodian harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions, provided Custodian uses commercially reasonable efforts to duly act on such Instructions and acted in accordance with the general standard of care set forth in Section 6(a) hereof.

If the Fund wishes to receive periodic corporate action notices of exchanges, calls, tenders, redemptions and other similar notices pertaining to Securities and to provide Instructions with respect to such Securities via the internet, the Custodian and such Fund may enter into a Supplement to this Agreement whereby such Fund will be able to participate in the Custodian’s Electronic Corporate Action Notification Service.

(l)   Interest Bearing Deposits.

Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed-term certificates of deposit or call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of the Fund, the Custodian shall purchase such Interest Bearing Deposits with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking Institutions"), and in such amounts as such Fund may direct pursuant to Instructions.  Such Interest Bearing Deposits shall be denominated in U.S. dollars.  Interest Bearing Deposits issued by the Custodian shall be in the name of the Fund.  Interest Bearing Deposits issued by another Banking Institution may be in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally.  The responsibilities of the Custodian to the Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit.  With respect to Interest Bearing Deposits issued by any other Banking Institution, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

(m)   Foreign Exchange Transactions.

   (l)   The Fund may appoint the Custodian as its agent in the execution of all currency exchange transactions.  If requested, the Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, or by other means agreeable to both parties, to the Fund.

   (2)   Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions.  If, in its Instructions, the Fund does not direct the Custodian to utilize a particular currency broker or Banking Institution, the Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.  It is understood that all such transactions shall be undertaken by the Custodian as agent for the Fund.

   (3)   The Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange.  The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals or the performance or non-performance of such brokers or Banking Institutions.

   (4)   Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

(n)  Pledges or Loans of Securities.

   (1)   Upon receipt of Instructions from the Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions.  Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re‑delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.  In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

   (2)   Upon receipt of Instructions, the Custodian will release securities to a securities lending agent appointed by the Fund and designated in such Instructions.  The Custodian shall act upon Instructions from the Fund and/or such agent in order to effect securities lending transactions on behalf of the Fund.  For its services in facilitating the Fund’s securities lending activities through such agent, the Custodian may receive from the agent a portion of the agent’s securities lending revenue or a fee directly from the Fund.  The Custodian shall have no responsibility or liability for any losses arising in connection with the agent’s actions or omissions, including but not limited to the delivery of Securities prior to the receipt of collateral, in the absence of negligence or willful misconduct on the part of the Custodian.

(o)   Stock Dividends, Rights, Etc.

The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

(p)   Routine Dealings.

The Custodian will, in general, attend to all routine and operational matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of the Fund, except as may be otherwise provided in this Agreement or directed from time to time by Instructions from the Fund.  The Custodian may also make payments to itself or others from the Assets for disbursements and out‑of‑pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for in writing with sufficient detail for identification purposes to the Fund.

(q)   Collections.

The Custodian shall (a) collect amounts due and payable to the Fund with respect to Securities and other Assets; (b) promptly credit to the account of the Fund all income and other payments relating to Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates, affidavits and other documents for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to Securities registered in so‑called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable tothe Fund.  The Custodian shall notify the Fund as soon as reasonably practicable in writing by Electronic Communication or in such other manner the Fund and Custodian may agree in writing if any amount payable with respect to Securities or other Assets is not received by the Custodian when due.  The Custodian shall not be responsible for the collection of amounts due and payable with respect to Securities or other Assets that are in default.

Any advance credit of cash or Securities or other Assets expected to be received shall be subject to actual collection and may, when the Custodian determines collection unlikely, be reversed by the Custodian.

(r)   Dividends, Distributions, Repurchases and Redemptions.

To enable the Fund to pay dividends or other distributions to shareholders of the Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund (collectively, the "Shares"), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by the Fund in such Instructions.  In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by the Fund in such Special Instructions.

(s)   Proceeds from Shares Issued or Sold.

The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall credit such funds to the account of the Fund.  The Custodian shall notify the Fund of Custodian's receipt of cash in payment for Shares issued by the Fund by Electronic Communication or in such other manner as the Fund and the Custodian shall agree.  Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of the Fund.

(t)   Proxies and Notices; Compliance with the Shareholder Communications Act of 1985.

The Custodian shall deliver or cause to be delivered to the Fund, or its designated agent or proxy service provider, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities or Underlying Shares owned by such Fund that are received by the Custodian and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause a Subcustodian or nominee to execute and deliver such proxies or other authorizations as may be required.  Except as directed pursuant to Instructions, the Custodian shall not vote upon any such Securities or Underlying Shares, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

The Custodian will not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the Custodian otherwise pursuant to Instructions.

(u)   Books and Records.

The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a‑1 under the 1940 Act and to preserve them for the periods prescribed in Rule 31a‑2 under the 1940 Act.  These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the Fund during normal business hours of the Custodian.

The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by the Fund and the Custodian.

The Custodian agrees to provide duly authorized officers, employees or agents (including independent public accountants) of the Fund with reasonable access to its compliance personnel, including on-site visits, for the Fund’s compliance program. The Custodian agrees to respond to any requests from the Fund’s Chief Compliance Officer within a reasonable period of time.

(v)   Opinion of Fund's Independent Registered Public Accountants.

The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent registered public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of the Fund's periodic reports to the SEC and with respect to any other requirements of the SEC.

(w)   Reports by Independent Registered Public Accountants.

At the request of the Fund, the Custodian shall deliver to the Fund a written report, which may be in electronic form, prepared by the Custodian's independent registered public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control, financial strength and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian.  Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

(x)   Bills and Other Disbursements.

Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of the Fund.

(y)   Sweep or Automated Cash Management.

Upon receipt of Instructions, the Custodian shall invest any otherwise uninvested cash of any Fund held by the Custodian in a money market mutual fund, a cash deposit product, or other cash investment vehicle made available by the Custodian from time to time, in accordance with the directions contained in such Instructions.  A fee may be charged or a spread may be received by the Custodian for investing the Fund’s otherwise uninvested cash in the available cash investment vehicles or products.

The Custodian shall have no responsibility to determine whether any purchases of money market mutual fund shares or any other cash investment vehicle or cash deposit product by or on behalf of the Fund under the terms of this section will cause any Fund to exceed the limitations contained in the 1940 Act on ownership of shares of another registered investment company or any other asset or portfolio restrictions or limitations contained in applicable laws or regulations or the Fund’s prospectus or organizational documents.  Provided the Custodian acted in accordance with the general standard of care set forth in Section 6(a) hereof, the Fund agrees to indemnify and hold harmless the Custodian from all losses, damages and expenses (including reasonable attorney’s fees) suffered or incurred by the Custodian as a result of a violation by the Fund of the limitations on ownership of shares of another registered investment company or any other cash investment vehicle or cash deposit product.

5.  SUBCUSTODIANS.

From time to time, in accordance with the relevant provisions of this Agreement, (i) the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians or Interim Subcustodians to act on behalf of the Fund; and (ii) the Custodian may be directed, pursuant to an agreement between the Fund and the Custodian (“Delegation Agreement”), to appoint a Domestic Subcustodian to perform the duties of the Foreign Custody Manager (as such term is defined in Rule 17f-5 under the 1940 Act) (“Approved Foreign Custody Manager”) for the Fund so long as such Domestic Subcustodian is so eligible under the 1940 Act.  Such Delegation Agreement shall provide that the appointment of any Domestic Subcustodian as the Approved Foreign Custody Manager must be governed by a written agreement between the Custodian and the Domestic Subcustodian, which provides for compliance with Rule 17f-5.  The Approved Foreign Custody Manager may then appoint a Foreign Subcustodian or Interim Subcustodian in accordance with this Section 5.  For purposes of this Agreement, all Domestic Subcustodians, Special Subcustodians, Foreign Subcustodians and Interim Subcustodians shall be referred to collectively as “Subcustodians.”

(a)   Domestic Subcustodians.

The Custodian may, at any time and from time to time, appoint any bank, as defined in Section 2(a)(5) of the 1940 Act, or any trust company or other entity, any of which meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of the Fund as a subcustodian for purposes of holding Assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian").  The Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund or as otherwise provided under the 1940 Act. Each such duly approved Domestic Subcustodian shall be reflected on Appendix A hereto.

    (b)     Foreign Subcustodians.

       (1) The Approved Foreign Custody Manager may appoint any entity meeting the requirements of an Eligible Foreign Custodian, as such term is defined in Rule 17f-5(a)(1) under the 1940 Act, and which term shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act or by SEC order is exempt therefrom (each, a “Foreign Subcustodian” in the context of either a subcustodian or a sub-subcustodian), provided that the Approved Foreign Custody Manager’s appointments of such Foreign Subcustodians shall at all times be governed by an agreement that complies with Rule 17f-5.

    (2) Notwithstanding the foregoing, in the event that the Approved Foreign Custody Manager determines that it will not provide delegation services (i) in a country in which the Fund has directed that the Fund invest in a security or other Asset or (ii) with respect to a specific Foreign Subcustodian which the Fund has directed be used, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, promptly notify the Fund in writing by facsimile transmission, Electronic Communication, or otherwise of the unavailability of the approved Foreign Custody Manager’s delegation services in such country.  The Custodian and the Approved Foreign Custody Manager (or Domestic Subcustodian) as applicable, shall be entitled to rely on and shall have no liability or responsibility for following such direction from the Fund as a Special Instruction and shall have no duties or liabilities under this Agreement save those that it may undertake specifically in writing with respect to each particular instance.  Upon the receipt of such Special Instructions, the Custodian may, in its absolute discretion, designate, or cause the Approved Foreign Custody Manager to designate, an entity (defined herein as “Interim Subcustodian”) designated by the Fund in such Special Instructions, to hold such security or other Asset.  In such event, the Fund represents and warrants that it has made a determination that the arrangement with such Interim Subcustodian satisfies the requirements of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable).  It is further understood that where the Approved Foreign Custody Manager and the Custodian do not agree to provide fully to the Fund the services under this Agreement and the Delegation Agreement with respect to a particular country or specific Foreign Subcustodian, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

(c)   Special Subcustodians.

Upon receipt of Special Instructions, the Custodian shall, on behalf of the Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third‑party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities; and (iv) effecting any other transactions designated by such Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time.  In connection with the appointment of any Special Subcustodian, the Custodian may enter into a subcustodian agreement with the Special Subcustodian.

(d)   Termination of a Subcustodian.

The Custodian may, at any time in its discretion upon notification to the Fund, terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian shall terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

(e)   Information Regarding Foreign Subcustodians.

Upon request of the Fund, the Custodian shall deliver, or cause any Approved Foreign Custody Manager to deliver, to the Fund a letter or list stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the Eligible Securities Depositories (as defined in Section 5(f)) in each foreign market through which each Foreign Subcustodian is then holding cash, securities and other Assets of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with rules and regulations under the 1940 Act.

(f)   Eligible Securities Depositories.

   (1) The Custodian or the Domestic Subcustodian may place and maintain the Fund’s Foreign Assets  with an Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain their assets).

   (2)    Upon the request of the Fund, the Custodian shall direct the Domestic Subcustodian to provide to the Fund (including the Fund’s Board of Managers) and/or the Fund’s adviser or other agent an analysis of the custody risks associated with maintaining the Fund’s Foreign Assets with such Eligible Securities Depository utilized directly or indirectly by the Custodian or the Domestic Subcustodian as of the date hereof (or, in the case of an Eligible Securities Depository not so utilized as of the date hereof, prior to the placement of the Fund’s Foreign Assets at such depository) and at which any Foreign Assets of the Fund are held or are expected to be held.  The Custodian shall direct the Domestic Subcustodian to monitor the custody risks associated with maintaining the Fund’s Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material changes in such risks through the Approved Foreign Custody Manager’s letter, market alerts or other periodic correspondence.

   (3)  The Custodian shall direct the Domestic Subcustodian to determine the eligibility under Rule 17f-7 of each foreign securities depository before maintaining the Fund’s Foreign Assets therewith and shall promptly advise the Fund if any Eligible Securities Depository ceases to be so eligible.  Notwithstanding Subsection 17(c) hereof, Eligible Securities Depositories may, subject to Rule 17f-7, be added to or deleted from such list from time to time.

   (4)  Withdrawal of Assets.  If an arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian shall direct the Domestic Subcustodian to withdraw the Fund’s Foreign Assets from such depository as soon as reasonably practicable.

   (5)  Standard of Care.  In fulfilling its responsibilities under this Section 5(f), the Custodian will exercise reasonable care, prudence and diligence.

6.   STANDARD OF CARE.

(a)   General Standard of Care.

The Custodian shall exercise due care in accordance with reasonable commercial standards in discharging its duties hereunder.  The Custodian shall be liable to the Fund for all losses, damages and reasonable costs and expenses suffered or incurred by such Fund resulting from a material breach of this Agreement, or the fraud, negligence or willful misconduct of the Custodian; provided, however, in no event shall the Custodian be liable for special, indirect, consequential or punitive damages arising under or in connection with this Agreement.

(b)   Actions Prohibited by Applicable Law, Etc.

In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any Subcustodian, Eligible Securities Depository utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a “Person”) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:  (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (ii) any “Force Majeure,” which for purposes of this Agreement, shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustodian agreement or by any other agent of the Custodian or the Subcustodian, unless in each case, such delay or nonperformance is caused by the material breach of this Agreement, fraud, negligence or willful misconduct of the Custodian.  Such Force Majeure events may include any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, in each case, generally affecting the public at large, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, except in respect of one's own personnel, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined below), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

Subject to the Custodian’s general standard of care set forth in Subsection 6(a) hereof and the requirements of Section 17(f) of the 1940 Act and Rules 17f-5 and 17f-7 thereunder, the Custodian shall not incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of any (i) “Sovereign Risk,” which for the purpose of this Agreement shall mean, in respect of any jurisdiction, including but not limited to the United States of America, where investments are acquired or held under this Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law, or (g) any other economic, systemic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Agreement or the Delegation Agreement, or (ii) “Country Risk,” which for the purpose of this Agreement shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and market factors affecting the acquisition, payment for or ownership of investments, including (a) the prevalence of crime and corruption in such jurisdiction, (b) the inaccuracy or unreliability of business and financial information (unrelated to the Approved Foreign Custody Manager’s duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible Securities Depository, it being understood that this provision shall not excuse the Custodian’s performance under the express terms of this Agreement, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of the Fund’s Foreign Assets held in custody pursuant to the terms of this Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular Eligible Foreign Custodian of the Fund’s Foreign Assets.

(c)   Liability for Past Records.

Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

(d)   Advice of Counsel.

The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters.  The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted reasonably and in good faith pursuant to the advice of such counsel.

(e)   Advice of the Fund and Others.

The Custodian and any Domestic Subcustodian may reasonably rely upon the advice of any Fund and upon statements of such Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

(f)   Information Services.

The Custodian may reasonably rely upon information received from issuers of Securities or other Assets or agents of such issuers, information received from Subcustodians or depositories, information from data reporting services that provide detail on corporate actions and other securities information, and other commercially reasonable industry sources; and, provided the Custodian has acted in accordance with the standard of care set forth in Section 6(a), the Custodian shall have no liability as a result of relying upon such information sources, including but not limited to errors in any such information.

(g)   Instructions Appearing to be Genuine.

The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any resolutions of the Board of Managers, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.  The Custodian shall have no liability for any losses, damages or expenses incurred by the Fund arising from the use of a non-secure form of email or other non-secure electronic system or process.

(h)   No Investment Advice.

The Custodian shall have no duty to assess the risks inherent in Securities or other Assets or to provide investment advice, accounting or other valuation services regarding any such Securities or other Assets.

(i)   Exceptions from Liability.

Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

    (i)   the validity of the issue of any Securities purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund, or the propriety of the decision to purchase or amount paid therefor;

    (ii)  the legality of the sale, transfer or movement of any Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

    (iii) any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to any Fund's Assets;

and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's organizational documents or votes or proceedings of the members, managers or officers of the Fund, or the Fund's currently effective Registration Statement on file with the SEC.

7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

(a)   Domestic Subcustodians

Except as provided in Section 7(d), the Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

(b)   Liability for Acts and Omissions of Foreign Subcustodians.

The Custodian shall be liable to the Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of care imposed under such subcustodian agreement, which standard of care shall be no less than the standard of care imposed on the Custodian by this Agreement, and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

(c)   Securities Systems, Interim Subcustodians, Special Subcustodians, Eligible Securities Depositories.

The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Eligible Securities Depository unless such loss, damage or expense is caused by, or results from, the fraud, negligence or willful misconduct of the Custodian.

(d)   Failure of Third Parties.

The Custodian shall not be liable for any loss, damage or expense suffered or incurred by the Fund resulting from or occasioned by the actions, omissions, neglects, defaults, insolvency or other failure of any (i) issuer of any Securities or Underlying Shares or of any agent of such issuer; (ii) any counterparty with respect to any Security or other Asset, including any issuer of any option, futures, derivatives or commodities contract; (iii) investment adviser or other agent of the Fund; or (iv) any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Eligible Securities Depository, for whose actions the liability of the Custodian is set out elsewhere in this Agreement); or (v) any agent or depository (including but not limited to a securities lending agent or precious metals depository) with whom the Custodian may deal at the direction of, and behalf of, the Fund; unless such loss, damage or expense is caused by, or results from, the fraud, negligence or willful misconduct of the Custodian or the Custodian’s breach of the terms of any contract between the Fund and the Custodian.

(e)  Transfer Agents.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from the maintenance of Underlying Shares with a Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian.

 8.  INDEMNIFICATION.

(a)   Indemnification by Fund.

Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from reasonable actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that (i) such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof and (ii) any indemnification obligation undertaken by the Custodian with respect to a Subcustodian shall not indemnify the Subcustodian for its negligence, bad faith, willful misconduct, reckless disregard of its duties or breach of the agreement with such Subcustodian.

If any Fund requires the Custodian to take any action with respect to Securities, Underlying Shares or other Assets, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

Each Fund agrees to indemnify and hold harmless the Custodian for any action the Custodian takes or does not take in reliance upon Instructions or Special Instructions, including but not limited to Instructions or Special Instructions to prepare, sign and submit Subscription Agreements or other Writings on behalf of the Manager or the Fund, except for such action or inaction resulting from the Custodian’s negligence or willful misconduct or if the Custodian follows an Instruction or Written Instruction expressly forbidden by this Agreement.

(b)   Indemnification by Custodian.

Subject to the limitations set forth in this Agreement, the Custodian agrees to indemnify and hold harmless the Fund from all losses, damages and expenses (including attorneys' fees but with the exception of those damages and expenses referenced in Section 6(a)) suffered or incurred by each such Fund caused by a material breach of this Agreement or the fraud, negligence or willful misconduct of the Custodian or any agent of the Custodian or Subcustodian engaged by the Custodian.

9.  ADVANCES.

In the event that the Custodian or any Subcustodian, Securities System, or Eligible Securities Depository acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of any Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of any such Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to any such Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made.  In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that such Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance.  Any Advance shall be payable by the Fund on behalf of which the Advance was made on demand by Custodian, unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the Custodian at a rate determined from time to time by the Custodian and charged to similarly situated customers of the Custodian.  It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk.  The Custodian and the Fund which are parties to this Agreement acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund of any Advance.  Such notification may be communicated by telephone, Electronic Communication or facsimile transmission or in such other manner as the Custodian may choose.  Nothing herein shall be deemed to create an obligation on the part of the Custodian to advance monies to the Fund.

10.  SECURITY INTEREST.

To secure the due and prompt payment of all Advances, together with any taxes, charges, fees, expenses, assessments, obligations, claims or liabilities incurred by the Custodian in connection with its performance of any duties under this Agreement (collectively, “Liabilities”), except for any Liabilities arising from the Custodian’s negligence or willful misconduct, the Fund grants to the Custodian, but subject and inferior to any lien in favor of a lending bank (including Custodian or any affiliate thereof if the borrowing is pursuant to a separate agreement) should the Fund borrow money from any bank for investment or for temporary or emergency purposes using Securities or other Assets held by Custodian hereunder as collateral for such borrowings, a security interest in all of the Fund’s Securities and other Assets now or hereafter in the possession of the Custodian and all proceeds thereof (collectively, the “Collateral”).  The Fund shall promptly reimburse the Custodian for any and all such Liabilities.  In the event that the Fund fails to satisfy any of the Liabilities as and when due and payable, the Custodian shall have in respect of the Collateral, in addition to all other rights and remedies arising hereunder or under local law, the rights and remedies of a secured party under the Uniform Commercial Code.  Without prejudice to the Custodian’s rights under applicable law, the Custodian shall be entitled, upon prior written notice to the Fund,  to withhold delivery of any Collateral, sell, set-off, or otherwise realize upon or dispose of any such Collateral and to apply the money or other proceeds and any other monies credited to the Fund  in satisfaction of the Liabilities.  This includes, but is not limited to, any interest on any such unpaid Liability as the Custodian deems reasonable, and all costs and expenses (including reasonable attorney’s fees) incurred by the Custodian in connection with the sale, set-off or other disposition of such Collateral.  If the Fund borrows money from any bank (including Custodian or any affiliate thereof if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities or other Assets held by Custodian hereunder as collateral for such borrowings, Custodian may keep the collateral in its possession, but such collateral shall be subject to the terms of such collateral control, or similar agreement, entered into by the Fund, the Custodian and such lending bank.

11.  COMPENSATION.

The Fund will pay to the Custodian such compensation as is set forth on Schedule A hereto, or as otherwise agreed to in writing by the Custodian and each such Fund from time to time.  In addition, the Fund shall reimburse the Custodian for all out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.  Such compensation, and expenses shall be billed to each such Fund and paid in cash to the Custodian.

12.  POWERS OF ATTORNEY.

Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13.  TAX LAWS.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or on the Custodian as custodian for such Fund by the tax law of any country or of any state or political subdivision thereof.  The Fund agrees to indemnify the Custodian for and against any such obligations including taxes, tax reclaims, withholding and reporting requirements, claims for exemption or refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed against the Fund or the Custodian as custodian of the Fund.

14.  TERM AND ASSIGNMENT.

This Agreement shall continue in effect with respect to the Fund for a two-year period beginning on the date of this Agreement (the “Initial Term”).  Thereafter, if not terminated as provided herein, the Agreement shall continue automatically in effect as to the Fund for successive annual periods (each a “Renewal Term”). Furthermore, either party may terminate this Agreement immediately upon (i) the breach by the other party of any material term of this Agreement (if such breach is not cured by the breaching party within thirty (30) days of notice of such breach to the breaching party) or (ii) the commencement of any proceeding or investigation determining any material breach of law by the other party.  Additionally, the Fund may terminate the Agreement in the event of its liquidation.

In the event this Agreement is terminated by the Fund prior to the end of the Initial Term or any subsequent Renewal Term (except due to an uncured material breach by the Custodian or upon the Fund’s liquidation), the Fund shall be obligated to pay the Custodian the remaining balance of the fees payable to the Custodian under this Agreement through the end of the Initial Term or Renewal Term, as applicable. Either party may terminate this Agreement at the end of the Initial Term or at the end of any successive Renewal Term (the “Termination Date”) by giving the other party a written notice not less than sixty (60) days’ prior to the end of the respective term.  Upon termination of this Agreement, the Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred.  Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to a successor custodian designated by the Fund or, if a successor custodian is not designated, then to the or as otherwise designated by the Fund by Special Instructions.  Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.  In the event that for any reason Securities or other Assets remain in the possession of the Custodian after the date such termination shall take effect, the Custodian shall be entitled to compensation at the same rates as agreed to by the Custodian and the Fund during the term of this Agreement as set forth in Section 11.

This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other and any such assignment shall be void ab initio.

15.  ADDITIONAL FUNDS.

An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds and the Custodian. If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an additional Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B, signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

For the avoidance of doubt, this Agreement shall be deemed to be a separate agreement with respect to each Fund that becomes a party, and the obligations and liabilities of each Fund hereunder shall be several and shall not be joint.

16.  NOTICES.

As to each Fund, notices, requests, instructions and other writings delivered to: NB Crossroads Private Markets Access Fund LLC, c/o Neuberger Berman Investment Advisers LLC, Attn: Mark Bonner, Treasurer, 53 State Street, Suite 1303, 13th Floor, Boston, Massachusetts 02109, with copy to: Neuberger Berman, 1290 Avenue of the Americas, Attn: Legal Department, Mutual Funds, New York, New York 10104, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to the Fund.

Notices, requests, instructions and other writings delivered to the Custodian at its office at 928 Grand Blvd., 10th Floor, Attn: Amy Small, Kansas City, Missouri 64106, postage prepaid,  or to such other addresses as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

17.  CONFIDENTIALITY; CYBERSECURITY; BUSINESS CONTINUITY.

The parties agree that all Information, books and records provided by the Custodian or the Fund to each other in connection with this Agreement, and all information provided by either party pertaining to its business or operations, is “Confidential Information.” For clarity, any and all information regarding the Fund’s portfolio holdings and transactions is Confidential Information. All Confidential Information shall be used by the party receiving such information only for the purpose of providing or obtaining services under this Agreement and, except as may be required to carry out the terms of this Agreement, shall not be disclosed to any other party without the express consent of the party providing such Confidential Information.  The foregoing limitations shall not apply to any information that is available to the general public other than as a result of a breach of this Agreement, or that is required to be disclosed by or to any entity having regulatory authority over a party hereto or any auditor of a party hereto or that is required to be disclosed as a result of a subpoena or other judicial process, or otherwise by applicable laws.  The Custodian shall be responsible for any breach of this Agreement by any person to whom the Custodian discloses Fund Confidential Information.

The Custodian shall implement and maintain (and require any of its sub-processors, agents and affiliates that have access to Fund Confidential Information to maintain) commercially reasonable and appropriate administrative, technical, physical, and organizational safeguards designed to: (i) ensure the security and confidentiality of the Fund Confidential Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Fund Confidential Information; (iii) protect against unauthorized or unlawful access to or use of the Fund Confidential Information and against accidental loss or destruction of, or damage to, the Fund Confidential Information; and (iv) ensure that the Fund Confidential Information and any associated hardware, system, or software are housed in physically secure premises with adequate fire protection and facility access controls. Custodian will review and test such safeguards on no less than an annual basis. Custodian shall promptly notify the Funds of any unauthorized access to any Fund Confidential Information and of any other material breaches of security. Custodian shall reasonably cooperate with the Funds to ensure that the Funds are not negatively affected by any such occurrences or to promptly mitigate the effects of same on the Funds. In addition, Custodian shall cause a SSAE 16, SOC 1, Type II (or any successor standard adopted by the American Institute of Certified Public Accountants) to be performed once each calendar year with respect to the systems and facilities used in connection with the services provided hereunder, and will provide the Funds, at their request, with a copy of the resulting reports Custodian receives.

The Custodian shall maintain commercially reasonable business continuity plans that are reasonably designed to minimize the impact of service disruptions, and to enable the Custodian’s business operations to be promptly restored following such disruptions. Such business continuity plans will, at a minimum: (a) address all critical functions and operations of the services provided hereunder; (b) specify recovery time frames for each critical function and operation of the services hereunder; (c) be thoroughly tested at least annually; and (d) be regularly updated to the extent necessary. Upon reasonable advance written request by the Fund, the Custodian shall deliver to the Fund a copy of such business continuity plan. Upon request by the Fund, the Custodian shall provide the Fund a copy of the most-recent report on the testing of the business continuity plans, along with a summary of any changes thereto, or any corrective actions or improvements made.

18. ANTI-MONEY LAUNDERING COMPLIANCE.

The Fund represents and warrants that it has established and maintain policies and procedures designed to meet the requirements imposed by the USA PATRIOT Act, including policies and procedures designed to detect and prevent money laundering, including those required by the USA PATRIOT Act.  The Fund agrees to provide to the Custodian, from time to time upon the request of the Custodian, certifications regarding its compliance with the USA PATRIOT Act and other anti-money laundering laws.  The Fund acknowledges that, because the Custodian will not have information regarding the shareholders of the Fund, the Fund will assume responsibility for customer identification and verification and other CIP requirements in regard to such shareholders.

19.  MISCELLANEOUS.

(a)   This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

(b)    All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

(c)    No provisions of this Agreement may be amended, modified or waived in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Securities Systems, and Special Subcustodians are approved or terminated according to the terms of this Agreement.

(d)  The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)       This Agreement shall be effective as of the date of execution hereof.

(f)     This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (g)     If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

             (h)   Entire Agreement.  This Agreement and the Delegation Agreement (if applicable), as amended from time to time, constitute the entire understanding and agreement of the parties thereto with respect to the subject matter therein and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Fund and the Custodian.

             (i)   The rights and obligations contained in Sections 6, 7, 8, 9, 10, 11 and 17 of this Agreement shall continue, notwithstanding the termination of this Agreement, in order to fulfill the intention of the parties as described in such Sections.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their respective duly authorized officers.

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC

Attest: Sarah Doane	By: /s/ Mark Bonner
Name: Mark Bonner
Title: Treasurer
Date: November 18, 2020

UMB BANK, N.A.

Attest:	By: /s/ Amy Small
Name: Amy Small
Title: Senior Vice President
Date: November 17, 2020

Schedule A
to the
Custody Agreement
by and between
NB Crossroads Private Markets Access Fund LLC
and
UMB Bank, N.A.
Fees

Net Asset Value Fee*
To be computed as of month-end on the average net asset value of each account at the annual rate of:

■	First $250 million in assets	1.0 basis point, plus

■	Next $250 million in assets	.50 basis point, plus

■	Assets over $500 million	.40 basis point

*Subject to a minimum annual premium per account	$12,000

Account Transaction Fees

■	DTC**	$6.00

■	Fed book entry**	$10.00

■	Physical**	$30.00

■	Principal paydown	$7.00

■	Option (purchased or written) / future	$30.00

■	Inter-account book transfer	$3.00

■	Corporate action / call / reorganization	$30.00

■	UMB repurchase agreement**	$6.00

■	Tri-party repurchase agreement**	$20.00

■	Wire in / out and check issued (non-settlement-related)	$10.00

■	Mutual fund trade (RIC)**	$10.00

■	Mutual fund dividend transaction (RIC) (dividend, capital gain or re-invest, each)	$5.00

**A transaction includes buys, sells, maturities, or free security movements.

Alternative Investment Fees (pertain to underlying portfolio fund holdings)

■	Initial subscriptions	$250.00

■	Subsequent subscriptions	$125.00

■	Redemptions	$125.00

■	Transfer of assets to UMB as nominee	$150.00

■	Additional alternative asset processing	$40.00

Out-of-Pocket Expenses
Out-of-pocket expenses include but are not limited to security transfer fees, certificate fees, shipping/courier fees or charges, bank DDA service charges, proxy fees/charges, legal review/processing of restricted and private placement securities, custom programming charges, and expenses, including but not limited to reasonable attorney’s fees, incurred in connection with responding to and complying with SEC or other regulatory investigations with respect to the Fund, inquiries or subpoenas, excluding routine examinations of UMB in its capacity as a service provider.

All fees, other than basis point fees, are subject to an annual escalation equal to the increase in the Consumer Price Index–Urban Wage Earners (CPI). Such escalations shall be effective commencing one year from the effective date of the Agreement and the corresponding date each year thereafter. No amendment of this fee schedule shall be required with each escalation. CPI will be determined by reference to the Consumer Price Index News Release issued by the Bureau of Labor Statistics, U.S. Department of Labor.

This fee schedule pertains to custody of U.S. domestic assets only. We will provide our fee schedule for Euroclear and global custody upon request.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

APPENDIX A

CUSTODY AGREEMENT

The following Subcustodians and Securities Systems are approved for use in connection with the Custody Agreement dated November 18, 2020.

SECURITIES SYSTEMS:

Depository Trust Company
Federal Book Entry

SPECIAL SUBCUSTODIANS:

DOMESTIC SUBCUSTODIANS:

Brown Brothers Harriman & Co.  (Foreign Securities Only)

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC	UMB BANK, N.A.

By: /s/ Mark Bonner	By: /s/ Amy Small
Name: Mark Bonner	Name: Amy Small
Title: Treasurer	Title: Senior Vice President
Date: November 18, 2020	Date: November 17, 2020

APPENDIX B

CUSTODY AGREEMENT

The following investment companies (“Funds”) are hereby made parties to the Custody Agreement dated _________________________, with UMB Bank, n.a. (“Custodian”) and NB Crossroads Private Markets Access Fund LLC, and agree to be bound by all the terms and conditions contained in said Agreement:

[__________________]

[_________________________]

Attest:	By:
Name:
Title:
Date:

UMB BANK, N.A.

Attest:	By:
Name:
Title:
Date:

EXHIBIT 1

“UMB BANK AGENCY NOTICE” (the “NOTICE”) to [FORMAL NAME OF SUBSCRIPTION AGREEMENT] (“Subscription Agreement”)
For Investment by
In
[UNDERLYING SHARE NAME]

UMB Bank, n.a., (“UMB”) is providing this [FORMAL NAME OF SUBSCRIPTION AGREEMENT] to which this Notice is attached solely as Custodian and agent for [FUND NAME](“Investor”) and at the direction of [FUND NAME], in connection with the investment by [NAME OF FUND] in interests (“Interests”) of [UNDERLYING SHARE NAME](“Fund”).

UMB is acting solely as Custodian in connection with the Investor’s investment in the Fund and holding of Interests.  UMB does not exercise any investment responsibility or authority for the Investor, and can act in connection with the assets of the Investor only at the direction of the Investor, and only through authorized representatives of the Investor.  UMB receives a fee to provide its services as custodian, but has no economic interest in the Fund.

Please be advised that:

(i)   UMB is not the owner of, has no beneficial ownership interest in, and has no liability for the payment for any obligations or liabilities related to the Interests;

(ii)  UMB will not be and is not liable to you, the Fund, the Fund’s investors or any other person or entity for any damages, costs, liabilities or expenses arising out of the investment by Investor in the Fund, or in connection with the Interests;

(iii) UMB has not made, is not responsible for, cannot verify the accuracy or completeness of, and in no way confirms, guarantees or supports any representations, warranties, covenants or similar assertions (collectively, “Representations”) made by Investor to the Fund or any other person or entity in connection with Investor’s investment in the Fund and purchase or purchases of Interests (including without limitation all Representations in any Subscription Agreement).  Representations in any Subscription Agreement are made by the Investor;

(iv) Notwithstanding anything else to the contrary, UMB will not be deemed to have received any distribution or other asset  of the Investor until that distribution or other asset of the Investor has in fact been received by UMB at the address and in the manner directed above; and

(v)    Without limiting any of the foregoing, UMB makes no representations to the Fund or any other person or entity regarding the Investor’s qualifications to invest in the Fund, the Investor’s status under any anti-money laundering or similar statutes, the Investor’s financial status or condition, or any other information relating to the Investor.  Representations regarding such matters in any subscription agreement or similar document are representations of the Investor.  In this regard, other parts of UMB, and affiliates of UMB, may have business or other relationships with the Investor, and may have confidential or non-public knowledge about the Investor.  UMB has no obligation to provide any such information to the Fund or any person or entity related to the Fund.

This Notice is incorporated into and made a part of the Subscription Agreement.  In the event of any conflict, express or implied, between any provision contained in this Notice and the Subscription Agreement, the terms of this Notice shall control.

UMB Bank, n.a.

By:
[Name]
[Title]